Exhibit 11

                   Ballantyne of Omaha, Inc. and Subsidiaries
                Computation of Earnings Per Share of Common Stock
                    Three Months Ended June 30, 1998 and 1997


                                           1998               1997
                                           ----               ----
BASIC EARNINGS

Earnings applicable to
common stock                           $ 1,425,732        $ 1,855,250

Weighted average common
shares outstanding - Basic *            13,827,734         12,894,918
                                       -----------        -----------

Basic earnings per share               $      0.10        $      0.14
                                       -----------        -----------
                                       -----------        -----------

DILUTED EARNINGS

Earnings applicable to
common stock                           $ 1,425,732        $ 1,855,250

Weighted average common
shares outstanding - Basic *            13,827,734         12,894,918

Assuming conversion
of options outstanding                     668,386          1,158,573
                                       -----------        -----------

Weighted average common
shares outstanding - Diluted            14,496,120         14,053,491
                                       -----------        -----------

Diluted earnings per share             $      0.10        $      0.13
                                       -----------        -----------
                                       -----------        -----------

*Adjusted for 3-for-2 stock split effected June 12, 1998

Exhibit 11 continued ...


                   Ballantyne of Omaha, Inc. and Subsidiaries
                Computation of Earnings Per Share of Common Stock
                     Six Months Ended June 30, 1998 and 1997

                                           1998               1997
                                           ----               ----
BASIC EARNINGS

Earnings applicable to
common stock - Basic *                 $ 3,327,150        $ 3,423,452

Weighted average common
shares outstanding                      13,690,578         12,874,898
                                       -----------        -----------

Basic earnings per share               $      0.24        $      0.27
                                       -----------        -----------
                                       -----------        -----------

DILUTED EARNINGS

Earnings applicable to
common stock                           $ 3,327,150        $ 3,423,452

Weighted average common
shares outstanding - Basic*             13,690,578         12,874,898

Assuming conversion
of options outstanding                     664,705          1,150,180
                                       -----------        -----------

Weighted average common
shares outstanding - Diluted            14,355,283         14,025,078
                                       -----------        -----------

Diluted earnings per share             $      0.23        $      0.24
                                       -----------        -----------
                                       -----------        -----------

* Adjusted for 3-for-2 stock split effected June 12, 1998